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                                                                    EXHIBIT 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters                                          [COMPUWARE LOGO]
ONE CAMPUS MARTIUS - DETROIT, MICHIGAN 48226 (313) 227-7300


FOR IMMEDIATE RELEASE
JULY 11, 2003

          COMPUWARE CORPORATION ANNOUNCES PRELIMINARY FINANCIAL RESULTS


DETROIT--July 11, 2003--Compuware Corporation (NASDAQ: CPWR) today announced preliminary financial results for its quarter ended June 30, 2003. Compuware estimates its fiscal 2004 first quarter revenues will be in a range of $300-$305 million. Earnings per share (diluted computation) are expected to be approximately $0.01. The company expects software new license revenue to be in a range of $53-$55 million. Maintenance revenue is expected to be in a range of $100-$101 million. Compuware expects revenue from professional services to be in a range of $147-$149 million.


Compuware will announce final results for its fiscal 2004 first quarter on Tuesday, July 22, 2003.


COMPUWARE CORPORATION

Compuware Corporation, a multi-billion dollar company, provides business value through software and professional services that optimize productivity and reduce costs across the application life cycle. Meeting the rapidly changing needs of businesses of all sizes, Compuware's market-leading solutions improve the quality, ease the integration and enhance the performance of distributed, e-business and enterprise software. For more information about Compuware, please contact the corporate offices at 800-521-9353. You may also visit Compuware on the World Wide Web at http://www.compuware.com.


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PRESS CONTACT:

Lisa Elkin, Vice President, Communications and Investor Relations,
+1-313-227-7345



Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.